Exhibit 10.1

CLASS C MEMBERSHIP INTEREST AWARD AGREEMENT

This CLASS C MEMBERSHIP INTEREST AWARD AGREEMENT (this “Agreement”) is executed and agreed to effective as of Amendment Date (as defined below) by and between American Midstream GP, LLC, a Delaware limited liability company (the “Company”) and LB3 Services, a Texas general partnership (the “Grantee”). Capitalized terms used in this Agreement but not defined in the body hereof have the meanings assigned to them in the Limited Liability Company Agreement of the Company (as amended, supplemented or restated from time to time, the “LLC Agreement”).
WHEREAS, as contemplated by Section 1.4 of the Employment Agreement between the Company, High Point Infrastructure Partners, LLC and Lynn L. Bourdon III (“Lynn”), the Grantee is a service provider of the Company (the “Employer”), and Lynn is an employee of the Employer;
WHEREAS, the LLC Agreement was amended on May 2, 2016 (the “Amendment Date”) to authorize the issuance by the Company of Class C Membership Interests in the Company to employees and service providers of the Company and its Affiliates; and
WHEREAS, subject to the terms and conditions set forth in this Agreement and the LLC Agreement, the Company desires to issue to the Grantee on the terms and conditions hereinafter set forth, and the Grantee desires to accept on such terms and conditions, the number of Class C Units (as defined below) specified herein.
NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein and other good and valuable consideration, the Company and the Grantee agree as follows:
1.Issuance of Class C Membership Interest. The Company hereby issues to the Grantee a Class C Membership Interest in the Company consisting of 100 Class C Units (the “Class C Units”) effective as of the Amendment Date. The Class C Units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the United States Internal Revenue Service or other applicable law) and, therefore, the capital account associated with each such Class C Unit at the time of its issuance is equal to zero dollars ($0.00). The Class C Units issued by the Company to the Grantee pursuant to this Agreement are referred to herein as the “Awarded Units.”
1.    Terms of Issuance.
(a)    The Grantee acknowledges and agrees that no provision contained in this Agreement shall entitle the Grantee to remain a service provider of, or otherwise be affiliated with, the Employer, the Company or any of their respective Affiliates for any particular period of time.
(b)    The Grantee acknowledges and agrees that the Grantee’s execution of this Agreement evidences the Grantee’s intention to be bound by the terms of the LLC Agreement, in addition to the terms of this Agreement. The Grantee further acknowledges and agrees that the Awarded Units are subject to all of the terms and restrictions applicable to Class C Membership Interests as set forth in the LLC

Exhibit 10.1

Agreement and in this Agreement. On or prior to the Amendment Date, the Grantee has executed a counterpart signature page to the LLC Agreement or a joinder agreement thereto. To the extent that any of the provisions of this Agreement (including, without limitation, Sections 4, 5 or 6) are inconsistent with any provisions of the LLC Agreement, then the provisions of this Agreement shall govern in all cases.
(c)    The Grantee acknowledges and agrees to make a timely election under Section 83(b) of the Code in substantially the form attached hereto as Exhibit B with respect to the Awarded Units and to consult with the Grantee’s tax advisor to determine the tax consequences of filing such an election under Section 83(b) of the Code. The Grantee acknowledges that it is the Grantee’s sole responsibility, and not the responsibility of the Company, to timely file the election under Section 83(b) of the Code even if the Grantee requests the Company or any of its Affiliates or any of their respective managers, directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders or financial representatives) to assist in making such filing. The Grantee agrees to provide the Employer, on or before the due date for filing such election, proof that such election has been timely filed.
2.    Unvested Awarded Units. All of the Awarded Units issued pursuant to this Agreement shall initially be unvested and subject to forfeiture as provided in this Agreement (“Unvested Awarded Units”). Unvested Awarded Units will become Vested Awarded Units (as defined below) in accordance with the provisions of Section 4.
3.    Vesting of Awarded Units.
(a)    Except as otherwise provided in this Section 4, and subject to the continuous employment of Lynn with the Employer, the Company or one of their respective Affiliates (each, a “Subject Entity”) through the applicable vesting date, the Unvested Awarded Units will vest and become non-forfeitable and will thereupon become “Vested Awarded Units” in equal annual installments over a four-year period commencing on the first anniversary of the Amendment Date, subject to the other terms and conditions of this Agreement (including Section 5) and the LLC Agreement.
(b)    Upon (i) a Change of Control (as such term is defined in the Employment Agreement between the Lynn and the Company, effective as of December 9, 2015 (the “Employment Agreement”)), (ii) a GP Monetization Event, or (iii) a termination of Lynn’s employment with the Company by the Grantee for Good Reason (as defined in the Employment Agreement), then all Awarded Units issued to the Grantee that have not previously become Vested Awarded Units shall become Vested Awarded Units as of the date of such event described in clauses (i) through (iii), as applicable. For purposes of this Agreement, “GP Monetization Event” shall mean any substantial realization event relating to the assets or membership interests of the Company, including a majority sale, initial public offering, merger (including with American Midstream Partners, LP (“AMID”) but excluding transactions intended solely to change the form or jurisdiction of organization of the Company and similar transactions), and a debt recapitalization which debt recapitalization results in a Class C Payout under the LLC Agreement.
(c)    In the event of (i) Lynn’s death or (ii) termination of Lynn’s employment with the Company due to disability (as defined in the Employment Agreement), Grantee will vest for the year in

Exhibit 10.1

which any such event occurs plus one additional annual vesting installment, effective as of immediately prior to the date of Lynn’s death or termination due to disability.
(d)    In the event of a termination of Lynn’s employment with the Company by the Company (i) without Cause (as defined in the Employment Agreement) or (ii) for any reason or for no reason after any Notice of Non-Renewal (as defined in the Employment Agreement) has been given by the Company, Grantee will vest for the year in which any such event occurs, effective as of immediately prior to the date of such termination of employment.
(e)    For the avoidance of doubt, if Lynn’s employment with the Company is terminated by Lynn without Good Reason (as defined in the Employment Agreement) or by the Company for Cause (as defined in the Employment Agreement), no acceleration of the vesting described in Section 4(a) shall occur.
4.    Forfeiture and Repurchase of Awarded Units.
(a)    If Lynn ceases to be employed by a Subject Entity as a result of (i)  a Subject Entity’s termination of Lynn’s employment other than due to Lynn’s death or disability or (ii) Lynn’s resignation, in either case for any reason or no reason, then (x) on the date of such termination, any Unvested Awarded Units held by the Grantee (after giving effect to any acceleration of vesting under Section 4) shall be forfeited to the Company and the Grantee shall cease to have any rights arising from such forfeited Unvested Awarded Units and from being a holder thereof, and (y) the Company and the Grantee shall have the right (but not the obligation) for a period of 180 days after the Trigger Date (as defined below) to repurchase or sell, as applicable, in accordance with Section 6, any or all of the Vested Awarded Units held by the Grantee on the date of such termination of employment at the Fair Market Value of such Vested Awarded Units, as applicable, determined as of the date the Company elects to repurchase or the Grantee elects to sell such Vested Awarded Units, as applicable.
(b)    The forfeiture of Awarded Units subject to the terms and conditions of this Section 5 shall occur immediately and without further action of the Employer, the Company, the Grantee or any other Person upon the termination giving rise to such forfeitures (the date of such termination being the “Trigger Date”).
5.    Procedure for Repurchase of Vested Awarded Units.
(a)    In order to exercise the Company’s right to repurchase any Vested Awarded Units that are subject to repurchase pursuant to Section 5 (the “Subject Interests”), the Company shall deliver written notice (a “Repurchase Notice”) to the Grantee, the Grantee’s legal representative or guardian, or the executor of the Grantee’s estate, as applicable (the “Holder”) no later than 180 days after the applicable Trigger Date (the “Repurchase Period”). Such Repurchase Notice shall identify the Subject Interests and set forth the Fair Market Value of the Subject Interests being repurchased determined as of the date the Company elects to repurchase such Subject Interests (the “Purchase Price”). For purposes of this Agreement, “Fair Market Value,” with respect to the Subject Interests as of any date, means the amount of cash proceeds the Holder would have received in respect of the Subject Interests if the Company sold all of its assets for

Exhibit 10.1

their respective fair market values (determined in each case herein as the amount that a willing buyer would pay to acquire such assets from, and that a willing, unrelated seller, would accept to sell such assets to, one another, neither having any obligation or compulsion to buy or sell, respectively), paid off all of its liabilities (limited with respect to any non-recourse liabilities, to the fair market value of any assets securing such liabilities) and distributed the remaining proceeds in accordance with Section 12.2(a)(iii)(C) of the LLC Agreement. The determination of Fair Market Value shall not take into account any discount due to the minority nature of any interest or lack of marketability thereof or any other similar discount. Subject to subsection (f) below, the determination of Fair Market Value shall be made by the Board reasonably and in good faith, and shall be final and binding on the Holder and the Company.
(b)    Subject to subsection (f) below, the closing of the repurchase of the Subject Interests shall occur as promptly as practicable after the Company’s delivery of a Repurchase Notice (and no later than 20 Business Days thereafter). The Purchase Price for the Subject Interests, if any, payable by the Company shall be made in cash in the form of a Company check payable to the Holder or wire transfer of immediately available funds to an account designated by the Holder. Upon the closing of the repurchase of the Subject Interests, the Subject Interests shall automatically be cancelled without further action by the Company, the Holder or any other Person (although the interests may be subject to re-issuance pursuant to the terms of the LLC Agreement).
(c)    The Holder shall execute and deliver all documentation and agreements reasonably requested by the Company to reflect a repurchase of the Subject Interests pursuant to this Agreement, but neither the failure of the Holder to execute or deliver any such documentation nor the failure of the Holder to deposit the Company’s check or accept the Company’s wire transfer shall affect the validity of a repurchase of the Subject Interests pursuant to this Agreement.
(d)    In connection with any repurchase of the Subject Interests hereunder, the Holder shall make customary representations and warranties concerning (i) such Holder’s valid title to and ownership of the Subject Interests, free of all liens, claims and encumbrances (excluding those arising under applicable securities laws), (ii) such Holder’s authority, power and right to enter into and consummate the sale of the Subject Interests, (iii) the absence of any violation, default or acceleration of any agreement to which such Holder is subject or by which its assets are bound as a result of the agreement to sell and the sale of the Subject Interests, and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such Holder in connection with the sale of the Subject Interests.
(e)    Notwithstanding anything herein to the contrary, no payment shall be made under this Section 6 that would cause the Company to violate any applicable law, or any rights or preference of preferred equityholders of the Company, any banking agreement or loan or other financial covenant or cause default of any indebtedness of the Company, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed. Any payment under this Section that would cause such violation or default shall result in an extension of the Repurchase Period, in the sole discretion of the Company’s Board, until such payment shall no longer cause any such violation or default and at which time the repurchase rights provided under Section 5 and Section 6 hereof may be exercised. In addition, in the event the Grantee

Exhibit 10.1

exercises his right to sell the Subject Interests pursuant to Section 6(g) below, the Company will not be obligated to purchase any Subject Interests if the Company determines in good faith that the Company’s liquidity position is such that the repurchase of the Subject Interests would have or reasonably be expected to result in a material negative impact on the operations or financial position of the Company. In such event, the Company’s obligation to purchase the Subject Interests shall be deferred until the Company’s liquidity position is sufficient to allow for such repurchase (a “Repurchase Deferral”). During any Repurchase Deferral period, the Company shall use commercially reasonable efforts to attain sufficient liquidity to allow for the applicable repurchase (the date of such repurchase constituting the “Deferred Purchase Date”). If there is a Repurchase Deferral, then to the extent either of the following is greater than the Purchase Price as calculated in Section 6(a), such Purchase Price shall be increased to the greater of (i) the Fair Market Value of the Subject Interests on the Deferred Purchase Date, and (ii) if there has been a GP Monetization Event during the Repurchase Deferral period, the value of the Subject Interests implied by such GP Monetization Event (or, to the extent there are multiple such events, the greatest of such implied values).
(f)    In the event the Holder disagrees with the determination of Fair Market Value made by the Board in connection with any repurchase pursuant to this Section 6, then within 10 Business Days of receiving the Repurchase Notice, the Holder shall notify the Board in writing of the existence of a dispute. The Holder and the Board shall seek to resolve the dispute for 20 Business Days. In the event that no resolution is reached, the Board shall promptly select a nationally-recognized investment banking or valuation firm, as approved by the Holder (the “Independent Advisor”) to determine the Fair Market Value. The Independent Advisor shall promptly determine the Fair Market Value and shall render its decision within 20 Business Days of being selected and such decision shall be final and binding upon the parties. The purchase of the Subject Interests shall close promptly, but in no case more than 20 Business Days, after such determination. In the event that (i) the Independent Advisor’s determination of Fair Market Value is more than 10% higher than the original determination made by the Board, the Company shall pay 100% of the cost of retaining the Independent Advisor, (ii) the Independent Advisor’s determination of Fair Market Value is more than 10% lower than the original determination made by the Board, the Holder (or spouse or former spouse) shall pay 100% of the cost of retaining the Independent Advisor, and (iii) in all other instances the parties shall each pay 50% of the fees and expenses of retaining the Independent Advisor. In the event the Holder does not approve of an Independent Advisor to determine the Fair Market Value as described above, each of the Board and the Holder shall select a nationally-recognized investment banking or valuation firm, which shall then joint select a third nationally-recognized investment banking or valuation firm, which shall be the Independent Advisor.
(g)     The Holder shall have the right to sell to the Company any Subject Interests on terms and conditions that are substantially similar to that of Company having the right to repurchase the Subject Interests as otherwise described in this Section 6, and the provisions of Section 6(a) through (f) shall apply with like effect to the Holder (as having the right to sell the Subject Interests) and the Company (as obligated to repurchase the Subject Interests should the Holder exercise such right), mutatis mutandis.

Exhibit 10.1

6.    Representations and Warranties of the Grantee and the Company.
(a)    The Grantee represents and warrants to the Company as follows:
(i)    Each of this Agreement and the LLC Agreement constitute legal, valid and binding obligations of the Grantee, enforceable in accordance with its respective terms, and that the execution, delivery and performance of this Agreement and the LLC Agreement by the Grantee do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Grantee is a party or by which the Grantee is bound or any judgment, order or decree to which the Grantee is subject.
(ii)    The Grantee has received all the information the Grantee considers necessary in connection with the Grantee’s execution of this Agreement and the LLC Agreement, that the Grantee has had an adequate opportunity to ask questions and receive answers from the Company and the Grantee’s independent counsel regarding the terms, conditions and limitations set forth in this Agreement and the LLC Agreement and the business, properties, prospects and financial condition of the Company and its Subsidiaries and to obtain additional information (to the extent the Company possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Grantee or to which the Grantee had access.
(iii)    The Grantee understands that the Awarded Units are not registered under the Securities Act of 1933 (as amended, the “Securities Act”) on the ground that the grant provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof or pursuant to Rule 701 promulgated thereunder and cannot be disposed of unless (x) they are subsequently registered or exempted from registration under the Securities Act and (y) such disposition is permitted under this Agreement and the LLC Agreement.
(iv)    Neither the Company nor any of its Affiliates nor any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders or financial representatives) has provided any tax or legal advice to the Grantee regarding this Agreement and the Grantee has had an opportunity to receive sufficient tax and legal advice from advisors of the Grantee’s own choosing such that the Grantee is entering into this Agreement with full understanding of the tax and legal implications thereof.
(v)    The representations and warranties of the Grantee set forth in this Agreement and in the LLC Agreement are true and correct.
(b)    The Company represents and warrants to the Grantee that this Agreement and the LLC Agreement constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, and that the execution, delivery and performance of this Agreement and the LLC Agreement by the Company do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or by which the Company is bound or any judgment, order or decree to which the Company is subject.

Exhibit 10.1

7.    Further Agreements. The Company and the Grantee further acknowledge and agree that, notwithstanding anything in the LLC Agreement to the contrary, (i) during the period of Lynn’s employment with the Company, the Grantee shall have the right to receive, and the Company shall provide to the Grantee, all reporting and other information made available by the Company to any Member other than the Grantee (whether Class A Member, Class B Member or otherwise), contemporaneously when made available by the Company to any such other Member, (ii) during any period when Lynn is not employed with the Company but continues to hold Class C Units, the Grantee shall have the right to receive any annual and quarterly financial statements otherwise prepared by the Company and the Company’s annual Form 1065 (or any applicable successor form) following the time of filing such form with the Internal Revenue Service and (ii) Grantee may transfer all or any portion of the Class C Units to an entity owned 100% by Grantee or for valid estate planning purposes so long as any such transferee agrees to be bound by the terms and conditions of this Agreement and the LLC Agreement.
8.    General Provisions.
(a)    Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or sent by facsimile transmission to the number, if applicable, set forth below, or sent by internationally recognized overnight or second-day courier service with proof of receipt maintained, at the following address(es) (or any other address(es) that any party may designate by written notice to the other party, in accordance herewith, except that such notice shall be effective only upon receipt):
If to the Company to:

American Midstream GP, LLC
1614 15th Street
Suite 300
Denver, CO 80202
Attention: General Counsel

with a copy to:

High Point Infrastructure Partners, LLC
c/o ArcLight Capital Partners, LLC
200 Clarendon Street, 55th Floor
Boston, MA 02117
Attention: Jake Erhard and Christine Miller

If to the Grantee to: at the last address that the Company has in its personnel records for Grantee.

Any such notice shall, if delivered personally, be deemed received upon delivery; and shall, if delivered by internationally recognized overnight or second-day courier service, be deemed received on the second Business Day after being sent.

Exhibit 10.1

(b)    Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.
(c)    Amendment and Waiver. The provisions of this Agreement may be amended or modified only with the prior written consent of the Company and the Grantee. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.
(d)    Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(e)    Entire Agreement. The Agreement and the LLC Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. To the extent of any conflict between the provisions of this Agreement and the provisions of the LLC Agreement, the provisions of this Agreement shall control.
(f)    Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
(g)    Gender and Plurals. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
(h)    Successors and Permitted Assigns. Subject to Section 8, neither the Class C Units nor any right of the Grantee under the Class C Units may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee (or any permitted transferee) other than by will or the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, AMID and any of their respective Affiliates. Notwithstanding anything else in this Agreement or in the LLC Agreement (i) each Awarded Unit shall remain subject to the terms of the LLC Agreement and this Agreement (including Sections 4, 5 and 6, which shall be applied based on the Lynn’s employment status rather than that of any holder of the Awarded Unit), regardless of who holds such Awarded Unit, and (ii) the effect that the employment of Lynn by a Subject Entity or events related to such employment have on the rights of and restrictions on the Awarded Units, including vesting, and the rights of the Company with regard to the Awarded Units, under this Agreement and the LLC Agreement, shall not be altered by any transfer of the Awarded Units.

Exhibit 10.1

(i)    Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto and the estate, legal representative or guardian of any individual party hereto, any rights or remedies under or by reason of this Agreement.
(j)    Interpretation.    Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
(k)    Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement.
(l)    Section 409A of the Code. The issuance of the Awarded Units is intended to be grant of a profits interest rather than a deferral of compensation pursuant to Section 409A of the Code and this Agreement and the issuance of the Awarded Units hereunder shall be construed and interpreted in accordance with such intent. Any action required by either of the parties pursuant to this Agreement will be performed in such a manner that the Awarded Units do not become subject to the provisions of Section 409A of the Code or the Treasury regulations and other interpretive guidance issued thereunder. Nothing contained herein shall be construed to provide an indemnity by the Company or any of its Affiliates against, and the Grantee shall be solely responsible for, any taxes or penalties arising in connection with the Awarded Units.
(m)    Specific Performance. The Grantee and the Company acknowledge and agree that a breach of this Agreement by the Grantee would cause irreparable harm to the Company and its Subsidiaries, and that the damages relating to any such breach may be difficult to calculate. As such, the Company shall be entitled to pursue specific performance and other equitable relief, including an injunction to prevent a breach of this Agreement, including with respect to the enforcement of the subject matter contained in Section 5. The remedies described in this paragraph shall not be deemed to be the exclusive remedies available to the Company for a breach by the Grantee of this Agreement, but shall be in addition to all other remedies available at law or equity.
(n)    Spousal Provisions.
(i)    If the any partner in Grantee is married on the Amendment Date, then the Grantee shall cause each such partner to execute a spousal consent in the form set forth as Exhibit A hereto (the “Spousal Consent”) to evidence such spouse’s agreement and consent to be bound by the terms and conditions of this Agreement and the LLC Agreement as to such spouse’s direct or indirect interest, whether as community property or otherwise, if any, in the Awarded Units held by the Grantee. Notwithstanding the execution and delivery thereof, such Spousal Consent shall not be deemed to confer or convey to such spouse any rights in the Grantee’s Awarded Units that do not otherwise exist by operation of law or by agreement of the parties. If any such partner in Grantee should marry or remarry subsequent to the Amendment Date, the Grantee shall, within 30 days thereafter, obtain such new spouse’s acknowledgement of and consent to

Exhibit 10.1

the existence and binding effect of all restrictions contained in this Agreement and the LLC Agreement by causing such spouse to execute and deliver a Spousal Consent. If any spouse of any partner of the Grantee fails to execute the Spousal Consent as required hereunder, until such time as the Spousal Consent is duly executed by such spouse, the Grantee’s economic rights associated with the Awarded Units will be suspended and not subject to recovery.
(ii)    In the event of a property settlement or separation agreement between any partner of the Grantee and his or her spouse, to the extent any direct or indirect interest in or with respect to the Awarded Units is assigned to such partner’s spouse or former spouse, the Grantee and such partner shall use their best efforts to assign to such spouse or former spouse only the direct or indirect right to share in profits and losses, to receive distributions, and to receive allocations of income, gain, loss, deduction or credit or similar item to which the Grantee was entitled with respect to the Awarded Units.
(iii)    If a spouse or former spouse of any partner of the Grantee directly or indirectly acquires all or a portion of the Awarded Units held by the Grantee as a result of any property settlement or separation agreement, such spouse or former spouse hereby grants an irrevocable power of attorney (which will be coupled with an interest) to such partner to give or withhold such approval as such partner will himself or herself approve with respect to such matter and without the necessity of the taking of any action by any such spouse or former spouse. Such power of attorney will not be affected by the subsequent disability or incapacity of the spouse or former spouse granting such power of attorney. Furthermore, such spouse or former spouse agrees that the Company will have the option at any time to purchase all or any portion of the Awarded Units, if any, directly or indirectly acquired by such spouse or former spouse at Fair Market Value determined by the Board as of the date the Company elects to so purchase such Awarded Units.
[Signature Page Follows]

Exhibit 10.1

10IN WITNESS WHEREOF, the parties hereto have executed this Class C Membership Interest Award Agreement as of the date first written above.

AMERICAN MIDSTREAM GP, LLC
By:	/s/ John F. Erhard
Name:	John F. Erhard
Title:	Director

GRANTEE LB3 SERVICES
/s/ Lynn L. Bourdon III
Lynn L. Bourdon III, Partner

[SIGNATURE PAGE TO CLASS C MEMBERSHIP INTEREST AWARD AGREEMENT]

Exhibit 10.1

EXHIBIT A
GRANTEE PARTNER CONSENT
The undersigned, constituting all of the partners of Grantee, are fully aware of, understand and fully consent and agree to the provisions of this Agreement and the LLC Agreement and their binding effect upon any marital or community property interests they may now or hereafter own, and agree that the termination of their marital relationship for any reason shall not have the effect of removing any Awarded Units otherwise subject to this Agreement from coverage hereunder and that their awareness, understanding, consent and agreement are evidenced by their signature below.

/s/ Lynn L. Bourdon III
Lynn L. Bourdon III, Partner, LB3 Services

/s/ Susan Bolin Bourdon
Susan Bolin Bourdon, Partner, LB3 Services

[SIGNATURE PAGE TO CLASS C MEMBERSHIP INTEREST AWARD AGREEMENT––SPOUSAL CONSENT]

Exhibit 10.1

EXHIBIT B
Section 83(b) Election Form
The undersigned taxpayer has received an award of a limited liability company interest (the “Property”) in a Delaware limited liability company. The Property is intended to constitute a “profits interest” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43. Notwithstanding the foregoing, in the event that (i) the Property constitutes a “capital interest” rather than a “profits interest” or (ii) the undersigned taxpayer disposes of the Property within two years following receipt thereof, the undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the Property at the time of transfer over the amount paid for the Property.

1.	The name, social security number and address of the undersigned (the “Taxpayer”), and the taxable year for which this election is being made are:
Taxpayer’s Name:

Taxpayer’s Social
Security / Employer
Identification Number:          - -

Taxpayer’s Address:

Taxable Year:            Calendar Year 2016

2.
The Property that is the subject of this election is a Class C Membership Interest in American Midstream GP, LLC, a Delaware limited liability company (the “Company”), consisting of ____ Class C Units in the Company.

3.	The Property was transferred to the Taxpayer on ______________.

4.
Property is subject to the following restrictions: The Class C Membership Interest issued to the Taxpayer is subject to various transfer restrictions and repurchase rights and is subject to forfeiture in the event certain conditions are not satisfied as set forth in an agreement between the Taxpayer and the Company.

Exhibit 10.1

5.
The fair market value of the Property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Section 1.83-3(h) of the Income Tax Regulations) is zero ($0.00).

6.	The amount paid by the Taxpayer for the Class C Units is zero ($0.00).

7.	The amount to include in gross income is zero ($0.00).
The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the Property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the Property is transferred. The undersigned is the person performing the services in connection with which the Property was transferred.

Dated:
Taxpayer’s Signature

2